UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2012

CytoDyn Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-49908	75-3056237
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Crenshaw Lake Road, Lutz, Florida 33548

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 527-6969

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2012, CytoDyn Inc. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with Richard S. Cohen, as Trustee for the Richard S. Cohen Revocable Trust, and Jenny W. Williams, as Trustee for the Jenny W. Williams Revocable Trust (collectively, the “Sellers”). Under the terms of the Agreement, the Company agreed to purchase from the Sellers certain real property and improvements for a total purchase price of $1,700,000. The property to be purchased by the Company pursuant to the Agreement includes approximately 3.6 acres of land, the building located at 16242 North Florida Avenue, Lutz, FL 33548, consisting of approximately 10,000 square feet of office space and 6,500 square feet of warehouse space, and certain other assets related to the property (collectively, the “Property”). Approximately 6,500 square feet of the Property is currently under lease with third parties (the “Leases”). In connection with the purchase of the Property, the Sellers have agreed to assign to the Company all of their right, title, and interest in and to the Leases.

The Company plans to relocate its principal executive offices to a portion of the Property in the event the transactions contemplated by the Agreement are consummated. The Company intends to initially utilize approximately 5,000 square feet of the total 10,000 square feet of office space, with the remaining portion of the office space leased to third parties pursuant to the Leases. The Company hopes that the acquisition of the Property will provide the Company with more stable occupancy costs, as well as the ability to access more space should the Company’s strategic diversification warrant the need for such additional space.

The Company’s obligations under the Agreement are subject to and conditioned upon the Company’s investigation of the Property and satisfaction with all aspects thereof deemed relevant by the Company in its sole and absolute discretion. The Company has until April 20, 2012 (the “Inspection Period”) to make such investigations with respect to the Property.

The Company has deposited with the escrow agent a cash deposit of $20,000, which deposit shall be fully refundable if: (i) the Company terminates the Agreement during the Inspection Period or fails to deliver an acceptance notice; (ii) following the Inspection Period, in the event of the Sellers’ default under the Agreement; or (iii) as otherwise provided in the Agreement. At closing, the Company will deliver to the Sellers a purchase money promissory note in the amount of $1,450,000 (the “Note”), and will pay the balance of the purchase price by wire transfer of immediately available funds. A purchase money first mortgage on the Property will secure the Note.

In addition to the Company’s rights to terminate the Agreement during the Inspection Period as described above, the Company has the right to terminate the Agreement if the Sellers breach the Agreement in any manner. Also, the sale of the Property is subject to several closing conditions, including, without limitation: (i) the Sellers conveying title to the Property in accordance with the terms of the Agreement; (ii) the Property being free of condemnation and material damage or destruction; (iii) the representations and warranties of the Sellers being true and correct in all material respects; and (iv) the Sellers performing and complying with all covenants and conditions required by the Agreement.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated April 6, 2012, by and among the Company and the Sellers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

April 11, 2012	By:	/s/ Kenneth J. Van Ness
Kenneth J. Van Ness President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated April 6, 2012, by and among the Company and the Sellers

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